EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Turkcell İletişim Hizmetleri Anonim Şirketi:

We consent to the use of our report dated April 5, 2006, with respect to the consolidated balance sheets of Turkcell İletişim Hizmetleri Anonim Şirketi as of December 31, 2005 and 2004, and the related consolidated statements of earnings, stockholders’ equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2005, incorporated herein by reference from Turkcell Iletisim Hizmetleri Anonim Sirketi’s Annual Report on Form 20-F filed on April 13, 2006, and Amended Annual Report on Form 20-F/A filed on November 8, 2006, and to the reference to our firm under the heading “Experts” in the Form F-3 Registration Statement dated November 8, 2006.

/s/ KPMG Cevdet Suner Denetim ve Yeminli Mali Müşavirlik Anonim Şirketi

KPMG Cevdet Suner Denetim ve Yeminli

Mali Müşavirlik Anonim Şirketi

İstanbul, Turkey

Date: November 8, 2006